Exhibit 99.1 PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS RESULTS FOR THE

FIRST QUARTER 2005; STRONG REVPAR GAINS FROM STABILIZED HOTELS

McLean, VA, May 5, 2005 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its consolidated financial results for the quarter ended March 31, 2005.

Consolidated Financial Results

For the first quarter 2005, the Company reported consolidated total revenue of $50.2 million and consolidated net income of $4 thousand compared to consolidated total revenue of $18.7 million and consolidated net income of $.6 million for the first quarter 2004. Funds from operations, or FFO, which is defined as consolidated net income plus depreciation and amortization, were $4.7 million, or $.12 per diluted share, for the first quarter 2005 compared to $2.2 million, or $.06 per diluted share for the first quarter 2004. Earnings before interest, income taxes and depreciation and amortization, or EBITDA, were $8.5 million, or $.21 per diluted share, for the first quarter 2005 compared to $1.6 million, or $.04 per diluted share, for the first quarter 2004.

“Our stabilized hotels produced strong RevPAR and EBITDA results in the first quarter 2005 compared to the first quarter 2004, as our portfolio benefited from the continued improvement in the lodging industry,” said James L. Francis, Highland’s President and Chief Executive Officer. “We were also pleased with the progress that we made during the quarter on our renovation and repositioning efforts which are currently underway at seven of our hotels. We expect to see continued improvement in the performance of our hotel portfolio over the remainder of the year and into 2006 driven by our renovation, repositioning and asset management efforts.”

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Management believes that FFO and EBITDA are key measures of a REIT’s financial performance and should be considered along with, but not as an

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

alternative to, net income as a measure of the Company’s operating performance. A reconciliation of these non-GAAP financial measures to net income is included in the accompanying financial tables.

Hotel Operating Performance

Included in the following table is information regarding occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating statistics that the Company uses to assess the performance of its hotel portfolio, for the Company’s 18 hotel properties for the first quarter 2005 and 2004. Since 13 of the 18 hotels owned as of March 31, 2005 were acquired at various times in 2004 and 2005, the key operating statistics for the aforementioned 13 hotels reflect the results of operations of the hotels under previous ownership for either a portion of, or the entire, first quarter 2004.

Operating Statistics	Quarter Ended March 31, 2005			Quarter Ended March 31, 2004
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Stabilized (11 hotels)	74.5%	$111.80	$83.33	70.5%	$106.13	$74.82

Rebranded/Renovated (7 hotels) (1)	54.4%	$113.98	$62.04	64.6%	$112.45	$72.61

Total Portfolio (18 hotels)	64.3%	$112.74	$72.48	67.5%	$109.22	$73.69

(1)	Rebranded/Renovated includes hotels that are currently going through significant renovation and/or in the process of changing their franchise affiliation.

For the first quarter 2005, RevPAR for the Company’s stabilized hotels increased 11.4% to $83.33, versus the same period in 2004. Occupancy increased by 4.0 percentage points to 74.5%, while ADR increased by 5.3%. For the Company’s hotels that are being renovated and/or rebranded, RevPAR decreased 14.6% to $62.04, versus the same period in 2004. Occupancy decreased by 10.2 percentage points to 54.4%, while ADR increased by 1.4%. For the Company’s total portfolio of 18 hotels, RevPAR decreased by 1.6% to $72.48, versus the same period in 2004. Occupancy decreased by 3.2 percentage points to 64.3%, while ADR increased by 3.2% to $112.74.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

For the first quarter 2005, the Company’s 18 hotels contributed $50.2 million of total revenue and $11.0 million of hotel operating profit. Included in the following table is the hotel operating profit and hotel operating profit margin for the Company’s 18 hotel properties for the first quarter 2005 and 2004. Since 13 of the 18 hotels owned as of March 31, 2005 were acquired at various times in 2004 and 2005, the hotel operating profit and hotel operating profit margin for the aforementioned 13 hotels reflect the results of operations of the hotels under previous ownership for either a portion of, or the entire, first quarter 2004.

Hotel Operating Profit and Margins	Quarter Ended March 31, 2005		Quarter Ended March 31, 2004
	$(1)%		$(1)%
Stabilized (11 hotels)	$7.8	28.8%	$6.0	23.8%

Rebranded/Renovated (7 hotels) (2)	$3.2	13.9%	$5.2	19.7%

Total Portfolio (18 hotels)	$11.0	22.0%	$11.2	21.7%

(1)	In millions

(2)	Rebranded/Renovated includes hotels that are currently going through significant renovation and/or in the process of changing their franchise affiliation.

For the first quarter 2005, hotel operating profit for the Company’s stabilized hotels increased 30.0% to $7.8 million versus the same period in 2004 and hotel operating profit margin increased by 5.0 percentage points to 28.8%. For the Company’s hotels that are being renovated and/or rebranded, hotel operating profit decreased 38.5% to $3.2 million versus the same period in 2004 and hotel operating profit margin decreased by 5.8 percentage points to 13.9%. For the Company’s total portfolio of 18 hotels, hotel operating profit decreased by 1.8% to $11.0 million versus the same period in 2004 and hotel operating profit margin increased by 0.3 percentage points to 22.0%.

Acquisition Activity/Investment Outlook

On February 4, 2005, the Company closed on its previously announced acquisition of the Sheraton Annapolis hotel in Annapolis, MD for approximately $18.4 million. The 196-room hotel will be managed by Crestline Hotels & Resorts and will remain a Sheraton-branded hotel.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

On April 15, 2005, the Company acquired the 332-room Tucancun Beach Resort and Villas, located in Cancun, Mexico, for approximately $31.0 million. Barceló Hotels and Resorts, a global lodging company based in Palma de Mallorca, Spain, will manage the hotel as an all-inclusive resort under the Barceló brand name pursuant to the terms of the management agreement. Barceló Hotels & Resorts operates 130 hotels and resorts in 14 countries across four continents, including eight hotels in Mexico.

With the acquisition of the Sheraton Annapolis hotel and the Tucancun Beach Resort and Villas, the Company has now closed on 19 hotels since its initial public offering in December 2003. Including in excess of $50 million in planned renovations, the Company has committed over $700 million of capital in hotel investments. The Company continues to actively pursue investment opportunities that fit with its strategic objectives.

James L. Francis stated, “We continue to compete for acquisitions in a highly competitive market. We are focused on hotels that will provide us with upside through new management expertise, upgrading and renovating, franchise repositioning and intense asset management. We also plan to leverage our strategic alliance with Barceló Hotels and Resorts, which we believe provides us with a competitive advantage in markets such as Mexico and the Caribbean.”

Balance Sheet/Liquidity

As of March 31, 2005, the Company had $43.7 million of cash and cash equivalents and $32.0 million of restricted cash. Total assets were $717.9 million, including $605.2 million of net investment in hotel properties, long-term debt was $341.9 million, and stockholders’ equity was $343.8 million.

During the first quarter 2005, the Company generated $1.4 million of cash flow from its operations, used $26.0 million in investing activities, including $14.6 million in hotel capital expenditures, and used $7.2 million in financing activities.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

As of April 30, 2005, the Company had approximately $16 million of cash and cash equivalents. In addition, the Company had $35 million of remaining borrowing capacity under its term loan facility. The Company borrowed $15 million in April 2005 to fund a portion of the Tucancun Beach Resort and Villas acquisition.

Douglas W. Vicari, Highland’s Executive Vice President and Chief Financial Officer, stated, “We are pleased with our current capital structure and the outlook for the capital markets in the near term. We believe that we are well positioned to take advantage of opportunities in the investment market for hotels and resorts given the combination of our capital structure and the favorable financing environment.”

Dividend Update

During the first quarter 2005, the Company declared a dividend of $.14 per share payable to its common shareholders of record as of March 31, 2005. The dividend was paid on April 15, 2005. The level of future dividends will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

2005 Outlook

Based on the impact of renovations at seven of the Company’s 19 hotels, as well as the impact of the delays experienced in the Company’s acquisition of the Tucancun Beach Resort and Villas and the investment of its remaining capacity, the Company estimates that for the second quarter 2005:

•	Total revenues will range between $62 - $64 million;

•	Corporate EBITDA will range between $15 - $16 million;

•	Earnings per diluted share will range between $.10 - $.11; and

•	FFO per diluted share will range between $.23 - $.24.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

In addition, based on the first quarter 2005 financial results, estimated second quarter 2005 financial results, and the Company’s projection of the impact of the renovations and acquisition timing on its operations for the remainder of the year, the Company now estimates that for the full year 2005:

•	Total revenues will range between $243 - $248 million;

•	Corporate EBITDA will range between $54 - $56 million;

•	Earnings per diluted share will range between $.21 - $.25; and

•	FFO per diluted share will range between $.80 - $.84.

James L. Francis stated, “We are greatly encouraged by the performance of our stabilized hotel portfolio. As well, we anticipate significant growth from our renovated properties late this year and into 2006. While our performance this year has been impacted by the delay in closing our first acquisition in Mexico and will continue to be impacted by our renovation and repositioning efforts, our bullish outlook has not changed regarding the strength of the rebound in our properties once renovations are complete. We believe that we are in the early-to-mid stages of a lodging industry recovery and our efforts in 2004 and 2005 will position us to benefit as industry fundamentals continue to improve.”

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 AM EST on Thursday, May 5, 2005, to discuss its first quarter 2005 financial results. The number to call for this interactive teleconference is 1 (800) 894-5910 (within the United States) and 1 (785) 424-1052 (for international calls). The conference I.D. is Highland. A playback will be available through May 12, 2005. To listen to a replay of the call, please call 1 (888) 225-1540 (within the United States) or 1 (402) 220-4973 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the first quarter 2005 earnings conference call. The live broadcast of Highland’s quarterly conference call will be

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through August 4, 2005.

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment primarily in the United States. The Company currently owns 19 hotel properties with an aggregate of 5,475 rooms in ten states and Mexico. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, the ability of the Company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2005	December 31, 2004
ASSETS
Investment in hotel properties, net	$605,237	$578,715
Asset held for sale	3,000	3,000
Deposits on hotel property acquisitions	8,378	8,714
Cash and cash equivalents	43,720	75,481
Restricted cash	32,019	38,710
Accounts receivable, net	10,100	7,010
Prepaid expenses and other assets	10,880	8,279
Deferred financing costs, net	4,590	4,732

Total assets	$717,924	$724,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$341,932	$342,854
Accounts payable and accrued expenses	16,694	17,140
Dividends/distributions payable	5,724	5,726
Other liabilities	2,835	3,122

Total liabilities	367,185	368,842

Minority interest in operating partnership	6,978	8,321
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued at March 31, 2005 and December 31, 2004	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 40,144,699 shares and 40,002,011 shares issued at March 31, 2005 and December 31, 2004, respectively	401	400
Additional paid-in capital	368,081	366,856
Treasury stock, at cost; 81,548 shares and 71,242 shares at March 31, 2005 and December 31, 2004, respectively	(912)	(801)
Unearned compensation	(5,409)	(6,182)
Cumulative dividends in excess of net income	(18,400)	(12,795)

Total stockholders’ equity	343,761	347,478

Total liabilities and stockholders’ equity	$717,924	$724,641

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2005	2004
REVENUE
Rooms	$32,634	$12,113
Food and beverage	15,661	5,887
Other	1,866	734

Total revenue	50,161	18,734

EXPENSES
Hotel operating expenses:
Rooms	7,908	2,572
Food and beverage	10,956	4,748
Other direct	1,006	483
Indirect	19,258	7,138

Total hotel operating expenses	39,128	14,941
Depreciation and amortization	4,708	1,594
Corporate general and administrative:
Stock-based compensation	773	706
Other	1,811	1,491

Total operating expenses	46,420	18,732

Operating income	3,741	2

Interest income	317	381
Interest expense	5,275	310

Income (loss) before minority interest in operating partnership and income taxes	(1,217)	73
Minority interest in operating partnership	2	(14)
Income tax benefit	1,219	541

Net income	$4	$600

Earnings per share:

Numerator:
Net income	$4	$600
Less: dividends on unvested restricted common stock	(86)	—

Net income (loss) after dividends on unvested restricted common stock	$(82)	$600

Denominator:
Weighted average number of common shares outstanding - basic	39,376,737	39,080,007
Weighted average number of common shares outstanding - diluted	39,518,450	39,363,584

Earnings per share:
Basic	$—	$0.02
Diluted	$—	$0.02

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA TO NET INCOME

(in thousands, except per share data)

2005 AND 2004 ACTUAL RESULTS

The following table reconciles FFO to net income for the three months ended March 31, 2005 and 2004:

	Three Months Ended March 31,
	2005	2004
Net income	$4	$600
Add: Depreciation and amortization	4,708	1,594

FFO	$4,712	$2,194

FFO per share:
Basic	$0.12	$0.06
Diluted	$0.12	$0.06

The following table reconciles EBITDA to net income for the three months ended March 31, 2005 and 2004:

	Three Months Ended March 31,
	2005	2004
Net income	$4	$600
Add: Depreciation and amortization	4,708	1,594
Interest expense	5,275	310
Less: Interest income	(317)	(381)
Income tax benefit	(1,219)	(541)

EBITDA	$8,451	$1,582

EBITDA per share:
Basic	$0.21	$0.04
Diluted	$0.21	$0.04

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF FFO AND EBITDA TO NET INCOME

(in thousands, except per share data)

2005 GUIDANCE

The following table reconciles FFO to net income for the second quarter 2005 and full year 2005:

	Second Quarter 2005		Full Year 2005
	Low	High	Low	High
Net income	$3,850	$4,411	$8,561	$9,991
Add: Depreciation and amortization	5,261	5,261	23,170	23,170

FFO	$9,111	$9,672	$31,731	$33,161

FFO per diluted share (1)	$0.23	$0.24	$0.80	$0.84

The following table reconciles EBITDA to net income for the second quarter 2005 and full year 2005:

	Second Quarter 2005		Full Year 2005
	Low	High	Low	High
Net income	$3,850	$4,411	$8,561	$9,991
Add: Depreciation and amortization	5,261	5,261	23,170	23,170
Interest expense	5,913	5,913	24,332	24,332
Income tax expense	465	499	203	218
Less: Interest income	(118)	(118)	(1,796)	(1,796)

EBITDA	$15,371	$15,966	$54,470	$55,915

(1)	the weighted average number of common shares outstanding used to determine FFO per diluted share was approximately 39,525,000.